News Release

CONTACTS:

Investors:

         Joe Selner, Chief Financial Officer

          920-491-7120

Media:

         Jon Drayna, Corporate Communications

          920-491-7006

Associated 2nd quarter earnings per diluted share up 13.7 percent

         GREEN BAY, Wis. – July 22, 2004 — Associated Banc-Corp (NASDAQ: ASBC) earned $.58 per diluted share in the quarter ended June 30, 2004, a 13.7 percent increase from $.51 per diluted share for the same period in 2003, and up from $.53 per diluted share for the first quarter of 2004.

        All share and per share information in this news release has been restated to reflect Associated’s 3-for-2 stock split, effected in the form of a stock dividend, paid May 12, 2004 to its shareholders of record as of May 7.

        Return on average assets was 1.67 percent in the second quarter 2004 compared to 1.51 percent in the second quarter of 2003, and 1.57 percent in the first quarter 2004. Return on average equity was 18.87 percent compared to 17.37 percent in both the year-earlier quarter and first quarter of 2004.

        For the six months ended June 30, 2004, diluted earnings per share were $1.11, up 8.8 percent from $1.02 per diluted share in the same period in 2003. Return on average assets was 1.62 percent and return on average equity was 18.12 percent, compared to 1.55 percent and 17.86 percent, respectively, for the six months ended June 30, 2003.

        “We are pleased with our results in the second quarter, which reflect the progress we’re making on our strategic priorities,” Associated President and CEO Paul Beideman said. “Our asset quality is strong and continues to improve. Our fee income, particularly from insurance and brokerage activities, shows positive momentum. At the same time, sound expense control is a contributor to our performance,” he said.

        Net income was $64.5 million for the quarter that ended June 30, 2004. This compares to $56.7 million for the second quarter of 2003 and $59.6 million for first quarter 2004. On a year-to-date basis net income was $124.1 million for the first half of 2004, up 8.2 percent from $114.7 million for the comparable period of 2003.

ASBC 2Q ‘04 earnings, add one

        The quarter-period comparisons between 2004 and 2003 continue to be impacted by anticipated changes in mortgage banking, notably from significantly lower refinancing activity throughout the industry, which began in the fourth quarter of 2003. While the reduced refinancing activity reduced mortgage banking income, it also slowed loan prepayment speeds which supported greater value of the mortgage loan servicing asset and lowered mortgage servicing rights expense. Mortgage servicing rights expense included $6.7 million and $4.2 million of valuation reserve recovery for the three months and six months ended June 30, 2004, respectively, compared to $8.5 million and $15.8 million of additional valuation reserve for the three months and six months ended June 30, 2003, respectively.

        Therefore, for the comparable second quarter periods, mortgage banking revenue was down $18.1 million while mortgage servicing rights expense was lower by $15.4 million, for a net unfavorable pre-tax impact of $2.7 million. For the first half of 2004 compared to the same period for 2003, mortgage banking fee revenue was down $33.5 million, while mortgage servicing rights expense was down $20.2 million for a net $13.3 million unfavorable pre-tax impact.

        Also, Associated’s acquisition of Jabas Group, Inc., one of Wisconsin’s leading employee benefit firms, on April 1, 2004, affected the comparison of retail commission income and noninterest expenses between second quarter periods. The Jabas acquisition builds on Associated’s previous acquisition of CFG Insurance Services, Inc. on April 1, 2003. Associated merged the insurance agencies, which now operate as Associated Financial Group, LLC.

        Associated Banc-Corp’s net interest income rose to $131.9 million in the second quarter, compared to $127.2 million in the second quarter of 2003 and $129.1 million in the first quarter of 2004. For the first half of 2004, net interest income was $261.0 million, up 2.5 percent compared to $254.6 million for the same period of 2003.

        The net interest margin was steady at 3.80 percent for both quarters of 2004, compared to 3.79 percent for second quarter of 2003 and 3.83 percent for the first six months of 2003.

        Total loans at the end of the second quarter 2004 were $10.6 billion, up from $10.4 billion at the end of the second quarter of 2003, including 2 percent growth in commercial loans and 13 percent growth in home equity loans. Total loans increased 3 percent on an annualized basis since March 31, 2004, led by 5 percent annualized growth in commercial loans. Total deposits were $9.6 billion at June 30, 2004, up from $9.5 billion a year earlier, and down from $9.7 billion at March 31, 2004, particularly from maturities of time deposits.

        The company’s credit quality showed improvement as our relationship managers continue to work through problem credits with satisfactory results. Total nonperforming loans were $85.9 million, or 0.81 percent of total loans at June 30, 2004, down from $117.2 million, or 1.13 percent of loans a year ago, and $93.6 million, or 0.89 percent of loans at March 31, 2004.

        Second quarter net charge-offs were $5.6 million (0.21 percent of average loans annualized), down from $10.1 million (0.38 percent annualized) for second quarter 2003 and up

ASBC 2Q ‘04 earnings, add two

slightly from $5.1 million (0.20 percent annualized) for first quarter 2004. For the first half of 2004, annualized net charge-offs were 0.20 percent of average loans, compared to 0.29 percent annualized for the same period last year. The provision for loan losses was $5.9 million for second quarter 2004, compared to $12.1 million for second quarter 2003, and $5.2 million for first quarter 2004. For the first six months of 2004 the provision for loan losses was $11.1 million, compared to $25.1 million for the same period last year. This decrease is due to improved asset quality. The allowance for loan losses was 1.69 percent of total loans at both June 30, 2004 and March 31, 2004, compared to 1.66 percent a year ago.

        Excluding mortgage fee revenue, noninterest income was $46.5 million for second quarter 2004, up from $41.3 million for the second quarter of 2003, and $43.9 million for first quarter 2004. Compared to the second quarter of 2003, insurance and brokerage retail commissions increased $5.8 million (primarily due to the inclusion of Jabas and stronger fixed annuity sales commissions), credit card and other nondeposit fees were up $0.9 million, and service charges on deposit accounts were up $0.7 million. Compared to the first quarter of 2004, the $2.6 million increase was also primarily due to the inclusion of Jabas in retail commissions and increased service charges on deposits.

        On a year-to-date basis, noninterest income excluding mortgage fee revenue was $90.4 million, or 12 percent higher than $80.4 million for the first half of 2003. The increase was led by insurance revenues that more than doubled given the insurance agency acquisitions, as well as growth in trust fees and service charges on deposit accounts.

        Excluding mortgage servicing rights expense, noninterest expense was $92.0 million for second quarter 2004, compared to $89.2 million for the comparable 2003 period, and $86.9 million for first quarter 2004. The $2.8 million increase from the same quarter last year was primarily a result of incurring Jabas operating expenses. Compared to the first quarter of 2004, the $5.1 million increase was primarily the result of including Jabas operating expenses, as well as increased data processing costs, marketing expense and legal and professional fees.

        On a year-to-date basis, noninterest expense excluding mortgage servicing rights expense was $178.9 million for the first six months of 2004, only 3 percent higher than $174.1 million for the comparative period last year. The efficiency ratio improved to 48.18 percent, compared to 49.79 percent for the first half of 2003.

        “We are continuing to invest in our capabilities to diversify Associated’s revenue streams. Our asset quality and expense controls will continue to positively affect our earnings through the remainder of 2004. We are continuing to see positive momentum in our fee-based businesses,” Beideman said. “We look forward to increasing the pace of commercial lending growth as the economy improves and as we continue to implement our ‘Achieving Excellence’ sales initiative.

ASBC 2Q ‘04 earnings, add three

        “Given the current trends in our business, we remain confident that we can meet or exceed the consensus of analysts’ estimates for our 2004 earnings,” Beideman said.

        Associated repurchased approximately 0.2 million shares of its common stock during the second quarter of 2004 at an average cost of $27.93 per share, bringing year-to-date repurchases to 0.7 million shares at $28.91 average cost per share, compared to 1.8 million shares repurchased at $23.11 average cost per share for the first half of 2003.

        “Additionally, planning for our acquisition and integration of First Federal Capital Corp. continues to progress well. We feel very positive about the benefits of this combination. We remain on target for a fourth quarter closing,” Beideman said.

        The company will host a conference call for investors and analysts at 3 p.m. CDT today. The toll-free dial-in number is 877-654-5513. Participants should ask the operator for the Associated Banc-Corp earnings call, number 876-4788. An archived recording of the call will be available for two weeks.

        Associated Banc-Corp has more than 200 banking offices serving more than 150 communities in Wisconsin, Illinois, and Minnesota. The company offers a full range of traditional banking services and a variety of other financial products and services. More information about Associated Banc-Corp is available at www.AssociatedBank.com.

        Statements made in this document that are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. These statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” or similar expressions. Outcomes related to such statements are subject to numerous risk factors and uncertainties including those listed in the company’s Annual Report filed on Form 10-K.

Six pages of tables follow.

Consolidated Balance Sheets (Unaudited)
Associated Banc-Corp
                                                       June 30,     December 31,                June 30,
(in thousands)                                           2004           2003       % Change       2003        % Change
-------------------------------------------------------------------------------------------------------------------------
Assets
Cash and due from banks                                  $  309,804     $  389,140    (20.4%)     $  393,882     (21.3%)
Interest-bearing deposits in other
  financial institutions                                     11,353          7,434      52.7%         13,456     (15.6%)
Federal funds sold and securities purchased
 under agreements to resell                                  39,245          3,290    1092.9%         14,550      169.7%

Securities available for sale, at fair value              3,799,842      3,773,784       0.7%      3,374,834       12.6%
Loans held for sale                                          69,891        104,336    (33.0%)        392,563     (82.2%)
Loans                                                    10,556,603     10,291,810       2.6%     10,387,364        1.6%
Allowance for loan losses                                  (177,980)      (177,622)      0.2%       (172,440)       3.2%
                                                   --------------------------------          ----------------
    Loans, net                                           10,378,623     10,114,188       2.6%     10,214,924        1.6%
Premises and equipment                                      129,401        131,315     (1.5%)        131,436      (1.5%)
Goodwill                                                    232,528        224,388       3.6%        224,388        3.6%
Intangible assets                                            73,977         63,509      16.5%         50,556       46.3%
Other assets                                                457,892        436,510       4.9%        408,227       12.2%
                                                   --------------------------------          ----------------
    Total assets                                       $ 15,502,556   $ 15,247,894       1.7%   $ 15,218,816        1.9%
                                                   ================================          ================

Liabilities and Stockholders' Equity
Noninterest-bearing deposits                            $ 1,822,716    $ 1,814,446       0.5%    $ 1,833,703      (0.6%)
Interest-bearing deposits, excluding Brokered CDs         7,497,441      7,813,267     (4.0%)      7,455,900        0.6%
Brokered CDs                                                263,435        165,130      59.5%        163,857       60.8%
                                                   --------------------------------          ----------------
    Total deposits                                        9,583,592      9,792,843     (2.1%)      9,453,460        1.4%
Short-term borrowings                                     2,588,103      1,928,876      34.2%      2,079,371       24.5%
Long-term funding                                         1,827,326      2,034,160    (10.2%)      2,204,517     (17.1%)
Accrued expenses and other liabilities                      124,641        143,588    (13.2%)        163,222     (23.6%)
                                                   --------------------------------          ----------------
    Total liabilities                                    14,123,662     13,899,467       1.6%     13,900,570        1.6%
Stockholders' Equity
  Preferred stock                                                 -              -                         -
  Common stock                                                1,105            734      50.5%            743       48.7%
  Surplus                                                   584,853        575,975       1.5%        606,660      (3.6%)
  Retained earnings                                         791,432        724,356       9.3%        664,280       19.1%
  Accumulated other comprehensive income                     15,305         52,089    (70.6%)         65,822     (76.7%)
  Deferred compensation                                     (1,981)        (1,981)       0.0%        (1,744)       13.6%
  Treasury stock, at cost                                  (11,820)        (2,746)     330.4%       (17,515)     (32.5%)
                                                   --------------------------------          ----------------
    Total stockholders' equity                            1,378,894      1,348,427       2.3%      1,318,246        4.6%
                                                   --------------------------------          ----------------
    Total liabilities and stockholders' equity         $ 15,502,556   $ 15,247,894       1.7%   $ 15,218,816        1.9%
                                                   ================================          ================

Consolidated Statements of Income (Unaudited)
Associated Banc-Corp
                                                        For The Three Months Ended,           For The Six Months Ended,
                                                            June 30,                             June 30,
                                                    -------------------------            -------------------------
(in thousands, except per share amounts)                2004        2003     % Change       2004        2003     % Change
-----------------------------------------------------------------------------------------------------------------------------
Interest Income
Interest and fees on loans                              $ 137,449  $ 147,785     (7.0%)      $ 272,701  $ 296,281     (8.0%)
Interest and dividends on investment securities
  and deposits with other financial institutions
   Taxable                                                  30,767     25,923      18.7%         61,799     52,720      17.2%
   Tax-exempt                                               10,267      9,942       3.3%         20,502     19,997       2.5%
Interest on federal funds sold and securities
purchased under agreements to resell                           68         54      25.9%             95         89       6.7%
                                                    -------------------------            -------------------------
    Total interest income                                 178,551    183,704     (2.8%)        355,097    369,087     (3.8%)
Interest Expense
Interest on deposits                                       26,656     31,558    (15.5%)         54,210     63,548    (14.7%)
Interest on short-term borrowings                           7,241      8,442    (14.2%)         13,780     17,009    (19.0%)
Interest on long-term funding                              12,775     16,509    (22.6%)         26,153     33,881    (22.8%)
                                                    -------------------------            -------------------------
    Total interest expense                                 46,672     56,509    (17.4%)         94,143    114,438    (17.7%)
                                                    -------------------------            -------------------------
Net Interest Income                                       131,879    127,195       3.7%        260,954    254,649       2.5%
Provision for loan losses                                   5,889     12,132    (51.5%)         11,065     25,092    (55.9%)
                                                    -------------------------            -------------------------
Net interest income after provision for loan losses       125,990    115,063       9.5%        249,889    229,557       8.9%
Noninterest Income
Trust service fees                                          8,043      7,796       3.2%         15,911     14,426      10.3%
Service charges on deposit accounts                        13,141     12,462       5.4%         25,538     24,273       5.2%
Mortgage banking                                            9,045     27,113    (66.6%)         18,071     51,613    (65.0%)
Credit card and other nondeposit fees                       6,074      5,192      17.0%         11,745     12,588     (6.7%)
Retail commissions                                         13,162      7,407      77.7%         22,519     10,710     110.3%
Bank owned life insurance income                            3,641      3,450       5.5%          6,996      6,841       2.3%
Asset sale gains (losses), net                                218      (790)   (127.6%)            440      (668)   (165.9%)
Investment securities gains (losses), net                   (569)      1,027   (155.4%)          1,362        701      94.3%
Other                                                       2,742      4,771    (42.5%)          5,874     11,550    (49.1%)
                                                    -------------------------            -------------------------
    Total noninterest income                               55,497     68,428    (18.9%)        108,456    132,034    (17.9%)
Noninterest Expense
Personnel expense                                          53,612     51,733       3.6%        105,888    100,569       5.3%
Occupancy                                                   6,864      7,151     (4.0%)         14,336     14,266       0.5%
Equipment                                                   2,878      3,190     (9.8%)          5,877      6,434     (8.7%)
Data processing                                             6,128      5,602       9.4%         11,801     11,220       5.2%
Business development and advertising                        4,057      3,553      14.2%          6,714      6,916     (2.9%)
Stationery and supplies                                     1,429      1,634    (12.5%)          2,655      3,313    (19.9%)
Mortgage servicing rights expense                         (2,368)     13,021   (118.2%)          4,404     24,619    (82.1%)
Other intangible amortization                                 934        870       7.4%          1,716      1,220      40.7%
Loan expense                                                1,670        950      75.8%          3,056      4,298    (28.9%)
Other                                                      14,415     14,483     (0.5%)         26,828     25,886       3.6%
                                                    -------------------------            -------------------------
    Total noninterest expense                              89,619    102,187    (12.3%)        183,275    198,741     (7.8%)
                                                    -------------------------            -------------------------
Income before income taxes                                 91,868     81,304      13.0%        175,070    162,850       7.5%
Income tax expense                                         27,363     24,635      11.1%         51,005     48,188       5.8%
                                                    -------------------------            -------------------------
Net Income                                               $ 64,505   $ 56,669      13.8%      $ 124,065  $ 114,662       8.2%
                                                    =========================            =========================
Earnings Per Share:
  Basic                                                   $  0.59    $  0.51      15.7%        $  1.13    $  1.03       9.7%
  Diluted                                                 $  0.58    $  0.51      13.7%        $  1.11    $  1.02       8.8%
Average Shares Outstanding:
  Basic                                                   110,116    110,938     (0.7%)        110,205    111,157     (0.9%)
  Diluted                                                 111,520    112,025     (0.5%)        111,647    112,166     (0.5%)

Consolidated Statements of Income (Unaudited) - Quarterly Trend
Associated Banc-Corp

(in thousands, except per share amounts)                  2Q04        1Q04         4Q03        3Q03        2Q03
----------------------------------------------------------------------------------------------------------------------------------------
Interest Income
Interest and fees on loans                               $ 137,449   $ 135,252    $ 137,289   $ 145,246   $ 147,785
Interest and dividends on investment securities
 and deposits in other financial institutions:
  Taxable                                                   30,767      31,032       29,194      26,710      25,923
  Tax-exempt                                                10,267      10,235        9,939       9,825       9,942
Interest on federal funds sold and securities
 purchased under agreements to resell                           68          27           36          38          54
                                                       -------------------------------------------------------------
    Total interest income                                  178,551     176,546      176,458     181,819     183,704
Interest Expense
Interest on deposits                                        26,656      27,554       29,247      30,327      31,558
Interest on short-term borrowings                            7,241       6,539        5,390       6,757       8,442
Interest on long-term funding                               12,775      13,378       14,684      15,759      16,509
                                                       -------------------------------------------------------------
    Total interest expense                                  46,672      47,471       49,321      52,843      56,509
                                                       -------------------------------------------------------------
Net Interest Income                                        131,879     129,075      127,137     128,976     127,195
Provision for loan losses                                    5,889       5,176        9,603      12,118      12,132
                                                       -------------------------------------------------------------
Net interest income after provision for
 loan losses                                               125,990     123,899      117,534     116,858     115,063
Noninterest Income
Trust service fees                                           8,043       7,868        8,150       7,001       7,796
Service charges on deposit accounts                         13,141      12,397       12,735      13,338      12,462
Mortgage banking                                             9,045       9,026        9,753      21,671      27,113
Credit card and other nondeposit fees                        6,074       5,671        5,646       5,435       5,192
Retail commissions                                          13,162       9,357        8,031       6,830       7,407
Bank owned life insurance income                             3,641       3,355        3,417       3,532       3,450
Asset sale gains (losses), net                                 218         222        1,366         871        (790)
Investment securities gains (losses), net                     (569)      1,931            -           1       1,027
Other                                                        2,742       3,132        3,379       3,245       4,771
                                                       -------------------------------------------------------------
    Total noninterest income                                55,497      52,959       52,477      61,924      68,428
Noninterest Expense
Personnel expense                                           53,612      52,276       54,391      53,080      51,733
Occupancy                                                    6,864       7,472        6,710       7,101       7,151
Equipment                                                    2,878       2,999        3,206       3,178       3,190
Data processing                                              6,128       5,673        5,731       6,322       5,602
Business development and advertising                         4,057       2,657        4,165       4,113       3,553
Stationery and supplies                                      1,429       1,226        1,741       1,651       1,634
Mortgage servicing rights expense                           (2,368)      6,772          735       4,199      13,021
Other intangible amortization                                  934         782          870         871         870
Loan expense                                                 1,670       1,386        1,446       1,806         950
Other                                                       14,415      12,413       15,125      13,486      14,483
                                                       -------------------------------------------------------------
    Total noninterest expense                               89,619      93,656       94,120      95,807     102,187
                                                       -------------------------------------------------------------
Income before income taxes                                  91,868      83,202       75,891      82,975      81,304
Income tax expense                                          27,363      23,642       20,282      24,589      24,635
                                                       -------------------------------------------------------------
Net Income                                                $ 64,505    $ 59,560     $ 55,609    $ 58,386    $ 56,669
                                                       =============================================================

Earnings Per Share:
  Basic                                                     $ 0.59      $ 0.54       $ 0.51      $ 0.53      $ 0.51
  Diluted                                                   $ 0.58      $ 0.53       $ 0.50      $ 0.52      $ 0.51
Average Shares Outstanding:
  Basic                                                    110,116     110,294      109,965     110,209     110,938
  Diluted                                                  111,520     111,830      111,499     111,485     112,025

Selected Quarterly Information
Associated Banc-Corp
-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------
(in thousands, except per share &
 full time equivalent employee data)                             YTD 2004        YTD 2003       2nd Qtr 2004   1st Qtr 2004   4th Qtr 2003    3rd Qtr 2003    2nd Qtr 2003
-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Summary of Operations
Net interest income                                                   260,954          254,649         131,879        129,075        127,137         128,976         127,195
Provision for loan losses                                              11,065           25,092           5,889          5,176          9,603          12,118          12,132
Asset sale gains (losses), net                                            440            (668)             218            222          1,366             871           (790)
Investment securities gains (losses), net                               1,362              701           (569)          1,931              -               1           1,027
Noninterest income (excluding securities & asset gains)               106,654          132,001          55,848         50,806         51,111          61,052          68,191
Noninterest expense                                                   183,275          198,741          89,619         93,656         94,120          95,807         102,187
Income before income taxes                                            175,070          162,850          91,868         83,202         75,891          82,975          81,304
Income taxes                                                           51,005           48,188          27,363         23,642         20,282          24,589          24,635
Net income                                                            124,065          114,662          64,505         59,560         55,609          58,386          56,669
Taxable equivalent adjustment                                          12,791           12,508           6,387          6,404          6,230           6,165           6,231
-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Per Common Share Data (1)
Net income:
  Basic                                                             $    1.13        $    1.03       $    0.59      $    0.54      $    0.51       $    0.53       $    0.51
  Diluted                                                                1.11             1.02            0.58           0.53           0.50            0.52            0.51
Dividends                                                              0.4767           0.4333          0.2500         0.2267         0.2267          0.2267          0.2267
Market Value:
  High                                                             $    30.37       $    25.61      $    30.13     $    30.37     $    28.75      $    25.93      $    25.61
  Low                                                                   27.09            21.43           27.09          28.08          25.87           24.75           21.43
  Close                                                                 29.63            24.41           29.63          29.86          28.53           25.26           24.41
Book value                                                              12.53            11.92           12.53          12.67          12.26           11.84           11.92
-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Performance Ratios (annualized)
Net interest margin (FTE)                                               3.80%            3.83%           3.80%          3.80%          3.81%           3.78%           3.79%
Return on average assets                                                 1.62             1.55            1.67           1.57           1.49            1.53            1.51
Return on average equity                                                18.12            17.86           18.87          17.37          16.85           17.75           17.37
Efficiency ratio (2)                                                    48.18            49.79           46.17          50.28          51.02           48.83           50.68
Effective tax rate                                                      29.13            29.59           29.78          28.42          26.73           29.63           30.30
Dividend payout ratio (3)                                               42.18            42.07           42.37          41.98          44.44           42.77           44.44
-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Average Balances
Assets                                                           $ 15,379,641     $ 14,942,330    $ 15,498,005   $ 15,261,277   $ 14,852,390    $ 15,152,676    $ 15,016,497
Earning assets                                                     14,333,135       13,914,288      14,480,701     14,185,569     13,828,992      14,128,702      13,991,615
Interest-bearing liabilities                                       12,157,368       11,914,412      12,231,733     12,083,003     11,637,646      11,955,420      11,941,877
Loans                                                              10,559,476       10,661,386      10,685,542     10,433,411     10,354,726      10,813,769      10,743,430
Deposits                                                            9,643,509        9,011,930       9,701,945      9,585,074      9,679,789       9,485,000       9,121,204
Stockholders' equity                                                1,376,718        1,294,804       1,374,632      1,378,804      1,309,167       1,304,983       1,308,505
Stockholders' equity / assets                                           8.95%            8.67%           8.87%          9.03%          8.81%           8.61%           8.71%
-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------
At Period End
Assets                                                                                            $ 15,502,556   $ 15,510,868   $ 15,247,894    $ 15,114,169    $ 15,218,816
Loans                                                                                               10,556,603     10,486,610     10,291,810      10,289,242      10,387,364
Allowance for loan losses                                                                              177,980        177,717        177,622         176,223         172,440
Goodwill                                                                                               232,528        224,388        224,388         224,388         224,388
Mortgage servicing rights, net                                                                          48,735         39,649         42,477          36,663          27,784
Other intangible assets                                                                                 25,242         20,250         21,032          21,902          22,772
Deposits                                                                                             9,583,592      9,702,758      9,792,843       9,635,356       9,453,460
Stockholders' equity                                                                                 1,378,894      1,395,293      1,348,427       1,300,948       1,318,246
Stockholders' equity / assets                                                                            8.89%          9.00%          8.84%           8.61%           8.66%
Shares outstanding, end of period                                                                      110,048        110,168        109,966         109,840         110,604
Shares repurchased during period                                                                           205            492            212           1,090             714
Average per share cost of shares repurchased during period                                          $    27.93     $    29.32     $    28.18      $    24.97      $    24.08
Year-to-date shares repurchased during period                                                              697            492          3,091           2,880           1,789
YTD average per share cost of shares repurchased during period                                      $    28.91     $    29.32     $    24.11      $    23.81      $    23.11
-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Selected trend information
Average full time equivalent employees                                                                   4,010          4,024          4,098           4,173           4,145
Trust assets under management, at market value                                                     $ 4,300,000    $ 4,300,000    $ 4,100,000     $ 3,800,000     $ 3,800,000
Mortgage loans originated for sale                                                                     579,020        359,791        524,118       1,422,747       1,229,022
Portfolio serviced for others                                                                        6,010,000      5,904,000      5,928,000       5,587,000       5,471,000
Mortgage  servicing  rights,  net /  Portfolio  serviced for others                                      0.81%          0.67%          0.72%           0.66%           0.51%
-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------

(1) Per  share  data  adjusted  retroactively  for  stock  splits  and  stock dividends.
(2) Efficiency ratio = Noninterest expense divided by sum of taxable equivalent net interest income plus noninterest  income,  excluding  investment  securities gains, net, and asset sales gains, net.
(3) Ratio is based upon basic earnings per share.

-------------------------------------------------------------------------------------------------------------------------------
Financial Summary and Comparison
Associated Banc-Corp                              Three months ended                    Six months ended
                                                       June 30,                             June 30,
                                          ------------------------------------  ----------------------------------
(in thousands)                               2004        2003      % Change        2004       2003      % Change
------------------------------------------------------------------------------  ----------------------------------
Allowance for Loan Losses
Beginning balance                           $ 177,717   $ 170,391        4.3%    $ 177,622   $ 162,541       9.3%
Provision for loan losses                       5,889      12,132      (51.5%)      11,065      25,092     (55.9%)
Charge offs                                    (6,660)    (11,537)     (42.3%)     (12,722)    (17,291)    (26.4%)
Recoveries                                      1,034       1,454      (28.9%)       2,015       2,098      (4.0%)
                                          ------------------------              -----------------------
Net charge offs                                (5,626)    (10,083)     (44.2%)     (10,707)    (15,193)    (29.5%)
                                          ------------------------              -----------------------
Ending Balance                              $ 177,980   $ 172,440        3.2%    $ 177,980   $ 172,440       3.2%
                                          ========================              =======================

-------------------------------------------------------------------------------------------------------------------------------

Credit Quality                                                    2Q04 vs 1Q04                                    2Q04 vs 2Q03
                                          June 30, 2004 Mar 31, 2004 % Change     Dec 31, 2003 Sept 30, 2003 June 30, 2003% Change
                                          ------------------------------------  -----------------------------------------------
Nonaccrual loans                             $ 80,622    $ 88,313       (8.7%)   $ 113,944   $ 114,067  $ 110,820       (27.2%)
Loans 90 or more days past due and
  still accruing                                5,207       5,258       (1.0%)       7,495      11,055      6,311       (17.5%)
Restructured loans                                 40          42       (4.8%)          43          44         46       (13.0%)
                                          ------------------------              ----------------------------------
    Total nonperforming loans                  85,869      93,613       (8.3%)     121,482     125,166    117,177       (26.7%)
Other real estate owned                         6,613       7,199       (8.1%)       5,457       6,380     14,707       (55.0%)
                                          ------------------------              ----------------------------------
                                          ------------------------              ----------------------------------
    Total nonperforming assets                 92,482     100,812       (8.3%)     126,939     131,546    131,884       (29.9%)
                                          ========================              ==================================
Provision for loan losses                       5,889       5,176       13.8%        9,603      12,118     12,132       (51.5%)
Net charge offs                                 5,626       5,081       10.7%        8,204       8,335     10,083       (44.2%)

Allowance for loan losses / loans               1.69%       1.69%                    1.73%       1.71%      1.66%
Allowance for loan losses/nonperforming loans  207.27      189.84                   146.21      140.79     147.16
Nonperforming loans / total loans                0.81        0.89                     1.18        1.22       1.13
Nonperforming assets / total assets              0.60        0.65                     0.83        0.87       0.87
Net charge offs / average loans (annualized)     0.21        0.20                     0.31        0.31       0.38
Year-to-date net charge offs / average loans     0.20        0.20                     0.30        0.29       0.29

------------------------------------------------------------------------------------------------------------------

Period End Loan Composition                                       2Q04 vs 1Q04                                    2Q04 vs 2Q03
                                         June 30, 2004 Mar 31, 2004 % Change    Dec 31, 2003 Sept 30, 2003 June 30, 2003 % Change
                                          ------------------------------------  -----------------------------------------------
Commercial, financial & agricultural      $ 2,247,779 $ 2,123,846        5.8%   $ 2,116,463$ 2,186,214 $ 2,312,143       (2.8%)
Real estate - construction                  1,118,284   1,094,597        2.2%    1,077,731   1,035,674    975,415        14.6%
Commercial real estate                      3,292,783   3,368,660       (2.3%)   3,246,954   3,240,757  3,255,918         1.1%
Lease financing                                48,979      45,998        6.5%       38,968      37,193     38,666        26.7%
                                          ------------------------              ----------------------------------
  Commercial                                6,707,825   6,633,101        1.1%    6,480,116   6,499,838  6,582,142         1.9%
Residential mortgage                        2,170,984   2,166,035        0.2%    2,145,227   2,166,187  2,202,690        (1.4%)
Home equity                                 1,011,489   1,007,572        0.4%      968,744     912,142    895,952        12.9%
                                          ------------------------              ----------------------------------
  Residential real estate                   3,182,473   3,173,607        0.3%    3,113,971   3,078,329  3,098,642         2.7%
Consumer                                      666,305     679,902       (2.0%)     697,723     711,075    706,580        (5.7%)
                                          ------------------------              ----------------------------------
  Total loans                             $ 10,556,603 $10,486,610       0.7%   $10,291,810$ 10,289,242$ 10,387,364       1.6%
                                          ========================              ==================================

------------------------------------------------------------------------------------------------------------------

Period End Deposit Composition                       2Q04 vs 1Q04                                    2Q04 vs 2Q03
                                          June 30, 2004 Mar 31, 2004 % Change   Dec 31, 2003 Sept 30, 2003 June 30, 2003 % Change
                                          ------------------------------------  -----------------------------------------------
Demand                                    $ 1,822,716 $ 1,755,485        3.8%   $ 1,814,446$ 1,804,596 $ 1,833,703       (0.6%)
Savings                                       948,755     918,608        3.3%      890,092     924,036    942,027         0.7%
Interest-bearing demand                     2,355,287   2,375,492       (0.9%)   2,330,478   2,086,964  1,797,065        31.1%
Money market                                1,477,513   1,542,875       (4.2%)   1,573,678   1,559,769  1,598,317        (7.6%)
Brokered CDs                                  263,435     230,983       14.0%      165,130     156,994    163,857        60.8%
Other time deposits                         2,715,886   2,879,315       (5.7%)   3,019,019   3,102,997  3,118,491       (12.9%)
                                          ------------------------              ----------------------------------
  Total deposits                          $ 9,583,592 $ 9,702,758       (1.2%)  $ 9,792,843$ 9,635,356 $ 9,453,460        1.4%
                                          ========================              ==================================

------------------------------------------------------------------------------------------------------------------------------------------------------------------
Net Interest Income Analysis - Taxable Equivalent Basis
Associated Banc-Corp                                                 Six months ended June 30, 2004                       Six months ended June 30, 2003
                                                            -------------------------------------------------    -------------------------------------------------
                                                               Average         Interest          Average             Average         Interest         Average
(in thousands)                                                 Balance      Income / Expense   Yield / Rate          Balance     Income / Expense   Yield / Rate
                                                            -------------------------------------------------    -------------------------------------------------
Earning assets:
   Loans: (1) (2) (3)
      Commercial                                              $ 6,608,371        $     160,794         4.82%        $ 6,399,244       $     166,188         5.17%
      Residential real estate                                   3,272,422               88,955          5.45          3,551,134             104,600          5.92
      Consumer                                                    678,683               23,441          6.94            711,008              26,003          7.37
                                                            -----------------------------------                  -----------------------------------
         Total loans                                                                                    5.15                                                 5.56
                                                               10,559,476              273,190                       10,661,386             296,791
   Investments and other                                        3,773,659               94,698          5.02          3,252,902              84,804          5.22
                                                            -----------------------------------                  -----------------------------------
Total earning assets                                           14,333,135              367,888          5.11         13,914,288             381,595          5.48
   Other assets, net                                            1,046,506                                             1,028,042
                                                            --------------                                       ---------------
Total assets                                                 $  15,379,641                                          $ 14,942,330
                                                            ==============                                       ===============
Interest-bearing liabilities:
   Savings deposits                                            $  918,775        $       1,684         0.37%         $  927,413       $       2,884         0.63%
   Interest-bearing demand deposits                             2,380,375                9,571          0.81          1,591,942               6,925          0.88
   Money market deposits                                        1,537,955                5,952          0.78          1,668,467               8,264          1.00
   Time deposits, excluding Brokered CDs                        2,880,996               35,739          2.49          3,032,421              43,614          2.90
                                                            -----------------------------------                  -----------------------------------
Total interest-bearing deposits, excluding Brokered CDs         7,718,101               52,946          1.38          7,220,243              61,687          1.72
   Brokered CDs                                                   206,527                1,264          1.23            203,719               1,861          1.84
                                                            -----------------------------------                  -----------------------------------
      Total interest-bearing deposits                           7,924,628               54,210          1.38          7,423,962              63,548          1.73
   Wholesale funding                                            4,232,740               39,933          1.87          4,490,450              50,890          2.26
                                                            -----------------------------------                  -----------------------------------
Total interest-bearing liabilities                             12,157,368               94,143          1.55             11,914,412             114,438      1.93
   Noninterest-bearing demand                                   1,718,881                                             1,587,968
   Other liabilities                                              126,674                                               145,146
   Stockholders' equity                                         1,376,718                                             1,294,804
                                                            --------------                                       ---------------
Total liabilities and stockholders' equity                   $ 15,379,641                                          $ 14,942,330
                                                            ==============                                       ===============
                                                                         ----------------------                                ---------------------
Net interest income and rate spread (1)                                          $     273,745         3.56%                          $     267,157         3.55%
                                                                         ======================                                =====================
Net interest margin (1)                                                                                3.80%                                                3.83%
Taxable equivalent adjustment                                                    $      12,791                                        $      12,508
                                                                         ======================                                =====================
------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                    Three months ended June 30, 2004                     Three months ended June 30, 2003
                                                            -------------------------------------------------    -------------------------------------------------
                                                               Average         Interest          Average             Average         Interest         Average
                                                               Balance      Income / Expense   Yield / Rate          Balance     Income / Expense   Yield / Rate
                                                            -------------------------------------------------    -------------------------------------------------
Earning assets:
   Loans: (1) (2) (3)
      Commercial                                              $ 6,684,527        $      81,007         4.80%        $ 6,470,954       $      83,333         5.10%
      Residential real estate                                   3,334,052               45,095          5.42          3,564,125              51,778          5.81
      Consumer                                                    666,963               11,573          6.97            708,351              12,940          7.32
                                                            -----------------------------------                  -----------------------------------
         Total loans                                           10,685,542              137,675          5.13         10,743,430             148,051          5.48
   Investments and other                                        3,795,159               47,263          4.98          3,248,185              41,884          5.16
                                                            -----------------------------------                  -----------------------------------
Total earning assets                                           14,480,701              184,938          5.09         13,991,615             189,935          5.41
   Other assets, net                                            1,017,304                                             1,024,882
                                                            --------------                                       ---------------
Total assets                                                 $ 15,498,005                                          $ 15,016,497
                                                            ==============                                       ===============
Interest-bearing liabilities:
   Savings deposits                                            $  939,025         $        843         0.36%         $  945,048       $       1,431         0.61%
   Interest-bearing demand deposits                             2,396,737                4,871          0.82          1,696,412               3,812          0.90
   Money market deposits                                        1,498,900                2,790          0.75          1,632,710               3,999          0.98
   Time deposits, excluding Brokered CDs                        2,824,920               17,327          2.47          3,052,046              21,549          2.83
                                                            -----------------------------------                  -----------------------------------
Total interest-bearing deposits, excluding Brokered CDs         7,659,582               25,831          1.36          7,326,216              30,791          1.69
   Brokered CDs                                                   268,709                  825          1.24            175,215                 767          1.76
                                                            -----------------------------------                  -----------------------------------
      Total interest-bearing deposits                           7,928,291               26,656          1.35          7,501,431              31,558          1.69
   Wholesale funding                                            4,303,442               20,016          1.85          4,440,446              24,951          2.23
                                                            -----------------------------------                  -----------------------------------
Total interest-bearing liabilities                             12,231,733               46,672          1.53         11,941,877              56,509          1.89
   Noninterest-bearing demand                                   1,773,654                                             1,619,773
   Other liabilities                                              117,986                                               146,342
   Stockholders' equity                                         1,374,632                                             1,308,505
                                                            --------------                                       ---------------
Total liabilities and stockholders' equity                   $ 15,498,005                                          $ 15,016,497
                                                            ==============                                       ===============
                                                                         ----------------------                                ---------------------
Net interest income and rate spread (1)                                          $     138,266         3.56%                          $     133,426         3.52%
                                                                         ======================                                =====================
Net interest margin (1)                                                                                3.80%                                                3.79%
Taxable equivalent adjustment                                                    $       6,387                                        $       6,231
                                                                         ======================                                =====================
------------------------------------------------------------------------------------------------------------------------------------------------------------------
(1) The yield on tax exempt  loans and  securities  is computed on a taxable  equivalent  basis using a tax rate of
35% for all periods presented and is net of the effects of certain disallowed interest deductions.
(2) Nonaccrual loans and loans held for sale have been included in the average balances.
(3) Interest income includes net loan fees.